SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DIVERSIFIED RESOURCES INC**, did on March 19, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 27, 2009.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20090324-1229

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090280040-05
	Filing Date and Time 03/19/2009 7:38 AM
	Entity Number E0158382009-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Diversified Resources Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Nevada Agency and Trust Company Name [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address City Nevada Zip Code Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 Par value per share: $ .001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Gordon R. Smith Name #12, 1220 Prominence Way SW — Calgary — AB — T3H 2B4 Street Address City State Zip Code 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any lawful purpose under the State of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	GORDON R. SMITH X [signature] Name Incorporator Signature #12, 1220 PROMINENCE WAY S.W. CALGARY AB T3H 2B4 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] March 18, 2009 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

Articles of Incorporation
For
DIVERSIFIED RESOURCES INC.

Share Structure:	See Schedule A
Share Transfers Restrictions:	See Schedule B
Number of Directors:	
Min Number of Directors:	1
Max Number of Directors	11
Business restricted to:	NONE
Business restricted from:	NONE
Other Provisions:	See Schedule C
Professional Endorsement Provided:	
Future Dating Required:	
Registration Date:	2009/03/20

Director

Last Name:	Smith
First Name:	Gordon
Middle Name:	Robert
Street/Box Number:	#12, 1220 Prominence Way S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3H 2B4
Country:	
Resident Canadian:	Y

Registration Authorized By: GORDON R. SMITH
AGENT FOR THE CORPORATION

SCHEDULE A to the **ARTICLES OF INCORPORATION** of:

DIVERSIFIED RESOURCES INC.

THE CLASSES OF AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

1. The Corporation is authorized to issue the following shares:

   (a) An unlimited number of Class "A", Class "B", Class "D" and Class "MP" common voting shares without nominal or par value;

   (b) An unlimited number of Class "C", common voting, non-participating shares without nominal or par value;

   (c) An unlimited number of Class "E" or Class "F" common non-voting shares without nominal or par value; and

   (d) An unlimited number of Class "G" or Class "H" preferred shares without nominal or par value.

   Provided however, no additional common or preferred shares may be issued after January 01, 2007 without the prior consent of 66.66% of holders of voting rights of Class "MP" shares.

CLASS "A", CLASS "B", CLASS "C", CLASS "D", CLASS "MP", CLASS "E" AND CLASS "F" SHARES

2. The Class "A", Class "B", Class "C", Class "D" and Class "MP" common shares shall be subject to the following rights, privileges, restrictions and conditions, namely:

   (a) The holders of the Class "A", Class "B", Class "C", Class "D" and Class "MP" common shares "shall be entitled to one (1) vote per share at any meeting of the shareholders of the Corporation. The holders of Class "D" and Class "E" common shares shall not be entitled to vote at any meeting of the shareholders of the Corporation;

   (b) The Class "A", Class "B", Class "C", Class "D" and Class "MP" common shares may at any time, or from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the Board of Directors of the Corporation;

   (c) The Board of Directors of the Corporation shall, by resolution, from time to time, at or before the issue of a series of shares, determine the designation, rights, privileges, rights, privileges and conditions attaching to the shares of such series of Class "A", Class "B", Class "C", Class "D" and Class "MP" common shares to be issued; including, without limiting the generality of the foregoing, the redemption or retraction or purchase prices and terms and conditions for redemption or retraction or purchase, any restriction on voting rights, any dividend or other participation rights, any conversion rights or other provisions;

   (d) Unless specifically determined and registered subsequently no shares of any Class shall have a pre-emptive right.

   (e) Subject to the preference as to dividends provided to the holders of the Class "G" and Class "H" preferred shares and to any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of any of Class "A", Class "B", Class "D" and Class "MP" common shares shall be equally entitled with other such Class holders to receive any dividends or "Net Profits" distribution declared by the Board of Directors of the Corporation, or otherwise, for the particular Class of shares, provided however that, in the case of Class "MP"

shares, Class "MP" shares must first have been "activated" to have the right to receive dividends or "Net Profits". Class "C" shares shall specifically not have a right to receive dividends or distributions; and

(f) Subject to the prior rights provided to the holders of the Class "G" and Class "H" preferred shares and to any other shares ranking senior to the common shares with respect to priority in the distribution of assets and property of the Corporation among its shareholders upon dissolution, liquidation or winding-up, the holders of common shares, excluding Class "C" common (non-participating) shares and including only those Class "MP" common shares that have been deemed "activated", shall be entitled, on a per share basis equally with all other such common shares, to receive the remaining assets and property of the Corporation on dissolution, liquidation or winding-up.

CLASS "MP" SHARES

3. The Class "MP" common shares, in addition to the rights delineated above, shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions, namely:

Class "MP" shares are meant to encourage management performance that is beneficial to investors in DIVERSIFIED related Projects – being measured in terms of production of Net Profits, as it is defined in the various offering memoranda, per outstanding common share including activated Class "MP" shares. Plans shall include that each series of Class "MP" shares are to be first purchased by any participants for very nominal consideration per share as they have little value until activated. The shares are then to be immediately delivered to a trustee/holding company in trust subject to a management performance agreement/plan relating to performance by the participants of particular functions on behalf of DIVERSIFIED-related endeavours as the Board of Directors of the Corporation may determine. Beneficial ownership of such shares shall always be held in trust by the trustee/holding company on behalf of the particular participants in the plan until the Class "MP" shares in the series are earned by achieving one or more levels of earnings designated in the plan for the series and are then deemed "activated". When a designated earnings level is reached the shares specified in the plan as being earned at that level shall be deemed "activated" without a resolution or action by the Board of Directors of the Corporation. Until Class "MP" shares are "activated" the right to attend meetings of shareholders and vote such shares shall be allocated to those persons participating in the particular management performance plan relating to the series of Class "MP" shares being issued and shall be equally distributed to and voted by those persons. Upon a required level of Net Profit performance being achieved and the shares so earned being activated the trustee/holding company shall immediately deliver all rights in the shares activated to the plan participants in the numbers or proportions earned by each participant. These shares, including voting rights, shall be taken from the shares held by the Trustee/holding company and the voting rights to any remaining shares so held shall be evenly re-distributed amongst the participants in that plan. Activated Class "MP" shares shall be entitled to receipt of distributions of dividends or Net Profits equally with all common shares of the Corporation. At the termination date of a particular plan all rights to any "MP" shares not then activated, including all related voting rights, will be deemed vested in the trustee/holding company and will be delivered by same to the Secretary of the Corporation for redemption at the initial issue price. Should subsequent tax or securities considerations dictate a different or more effective method of providing shares at best advantage to the participants the Board of Directors of the Corporation by resolution may make appropriate changes to any plan providing same is first agreed to by the participants

CLASS "G" AND CLASS "H" PREFERRED SHARES

4. The Class "G" and Class "H" preferred shares have attached thereto, as a class, the following rights, privileges, restrictions and conditions, namely:

(a) The preferred shares may at any time, or from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the Board of Directors of the Corporation;

(b) The Board of Directors of the Corporation shall, by resolution, from time to time, at or before the issue of a series of shares, determine the designation, rights, privileges, rights, privileges and conditions attaching to the shares of such series of Class "G", and Class "H" preferred shares to be issued; including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption or retraction or purchase prices and terms and conditions for redemption or retraction or purchase, any restriction on voting rights, any dividend or other participation rights, any conversion rights and any sinking funds or other provisions;

(c) The holders of the Class "G" and Class "H" preferred shares, in priority to the common shares and any shares of any other class of the Corporation ranking junior to the Class "G" or Class "H" preferred shares, shall be entitled to receive any dividend declared by the Board of Directors of the Corporation or otherwise accrued in respect of the Class "G" and Class "H" preferred shares; and

(d) In the event of the dissolution, liquidation or winding-up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, each holder of a Class "G" or Class "H" preferred share shall be entitled to receive from the assets and property of the Corporation a sum equivalent to the result obtained when the amount in the stated capital account for the Class "G" or Class "H" preferred shares is divided by the number of issued and outstanding Class "G" or Class "H" preferred shares, together with all accrued and unpaid dividends, before any amount shall be paid, or any assets or property of the Corporation distributed, to the holders of any common shares or shares of any other class ranking junior to the Class "G" or Class "H" preferred shares. After payment to the holders of the Class "G" or Class "H" preferred shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

SCHEDULE B to the **ARTICLES OF INCORPORATION** of:

DIVERSIFIED RESOURCES INC.

1. The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

a) the Directors of the Corporation expressed by resolution passed by the votes cast by a majority of the Directors of the Corporation at a meeting of the Board of Directors or signed by all the Directors of the Corporation; OR

b) the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

DIRECTOR SCHEDULE to the **ARTICLES OF INCORPORATION** of:

DIVERSIFIED RESOURCES INC.

1. The board of directors shall consist of such number of directors, being a minimum of one (1) director and a maximum of eleven (11) directors, as may from time to time be determined by an ordinary resolution of the Shareholders of the Corporation.

2. The Board of Directors of the Corporation may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting.

SCHEDULE C to the **ARTICLES OF INCORPORATION** of:

DIVERSIFIED RESOURCES INC.

1. The number of shareholders for the time being of the Corporation, exclusive of

   (a) persons who are in its employment or that of an affiliate, and;

   (b) persons who, having been formerly in its employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after termination of that employment

   is limited to not more than fifty (50) persons, two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one shareholder.

2. For the time being any invitation to the public to subscribe for the securities of the Corporation is prohibited.